Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 21

Dated as of October 23, 2020

to

RECEIVABLES PURCHASE AGREEMENT

Dated as of November 30, 2001

This AMENDMENT NO. 21 (this “Amendment”) dated as of October 23, 2020 is entered into among ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation, as the seller (the “Seller”), UGI ENERGY SERVICES, LLC (as successor to UGI Energy Services, Inc.), a Pennsylvania limited liability company (“UGI”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as issuer (together with its successors and permitted assigns, the “Issuer”) and as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”).

RECITALS

WHEREAS, the parties hereto have entered into that certain Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, the parties hereto wish to amend the Agreement as set forth herein; and

WHEREAS, concurrently herewith, the Seller, Servicer and PNC are entering into a Fifteenth Amended and Restated Fee Letter (the “Fee Letter”).

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

SECTION 1.    Definitions. All capitalized terms used but not otherwise defined herein are used herein as defined in the Agreement.

SECTION 2.    Amendments to the Agreement. The Agreement is hereby amended as follows:

(a)                     Section 1.10 of the Agreement is hereby replaced in its entirety with the following:

Section 1.10    Successor LMIR.

(a)    Notwithstanding anything to the contrary herein or in any other Transaction Document, if the Administrator determines that a Benchmark Transition Event or an Early Opt-in Event has occurred with respect to LMIR, the Administrator and the Seller may amend this Agreement to replace LMIR with a Benchmark Replacement. Until the Benchmark Replacement with respect to LMIR is effective, each advance, conversion and renewal of any

Portion of Capital accruing Discount by reference to LMIR will continue to bear interest with reference to LMIR; provided, however, that during a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of any Portion of Capital accruing Discount by reference to LMIR that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of the Base Rate with respect to such Portion of Capital, and such Portion of Capital accruing Discount by reference to the Base Rate (rather than by reference to LMIR), (ii) all outstanding Capital accruing Discount by reference to LMIR shall automatically be converted to accrue discount by reference to the Base Rate at the expiration of the existing Settlement Period (or sooner, if Administrator cannot continue to lawfully maintain such affected Portion of Capital accruing Discount by reference to LMIR) and (iii) the component of the Base Rate based upon LMIR will not be used in any determination of the Base Rate.

(b)    In connection with the implementation of a Benchmark Replacement, the Administrator will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)    The Administrator will promptly notify the Seller and the Issuer of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or the Issuer pursuant to this Section 1.10 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 1.10.

(d)    This Section 1.10 of the Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of LMIR or with respect to any alternative or successor rate thereto, or replacement rate therefor.

(e)    As used in this Section 1.10:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Administrator and the Seller giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LMIR for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Benchmark Replacement Floor, the Benchmark Replacement will be deemed to be the Benchmark Replacement Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LMIR with an alternate benchmark rate for each applicable Settlement Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LMIR with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of LMIR for U.S. dollar-denominated credit facilities at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from LMIR to the Benchmark Replacement and (ii) yield- or risk-based differences between LMIR and the Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Settlement Period,” timing and frequency of determining rates and making payments of Discount and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LMIR:

(A)    in the case of clause (A) or (B) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the London Interbank Offered Rate for interbank depositors in Dollars (“USD LIBOR”) permanently or indefinitely ceases to provide USD LIBOR; or

(B)    in the case of clause (C) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Replacement Floor” means the minimum rate, if any, specified for the LMIR or, if no minimum rate is specified, zero.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LMIR:

(A)    a public statement or publication of information by or on behalf of the administrator of USD LIBOR announcing that such administrator has ceased or will cease to provide USD LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide USD LIBOR;

(B)    a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor for the administrator of USD LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for USD LIBOR, a resolution authority with jurisdiction over the administrator for USD LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for USD LIBOR, which states that the administrator of USD LIBOR has ceased or will cease to provide USD LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide USD LIBOR; or

(C)    a public statement or publication of information by the regulatory supervisor for the administrator of USD LIBOR or a Governmental Authority having jurisdiction over the Administrator announcing that USD LIBOR is no longer representative.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LMIR and solely to the extent that LMIR (as the case may be) has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LMIR (as the case may be) for all purposes hereunder in accordance with this Section 1.10 and (y) ending at the time that a Benchmark Replacement has replaced LMIR (as the case may be) for all purposes hereunder pursuant to the Section 1.10.

“Early Opt-in Event” means a determination by the Administrator that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 1.10, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace US LIBOR.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

(b)                     Clause (d) of the definition of “Concentration Percentage” set forth in Exhibit I to the Agreement is hereby amended by replacing “4.00%” with “5.00%” where it appears therein.

(c)                     Clause (ii) of the definition of “Excess Concentration” set forth in Exhibit I to the Agreement is hereby amended by replacing “35%” with “40%” where it appears therein.

(d)                     Clause (a) of the definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is hereby amended by replacing the date “October 23, 2020” with the date “October 22, 2021” where it appears therein.

(e)                     Clause (a) of the definition of “LMIR” set forth in Exhibit I to the Agreement is hereby amended by replacing “0%” with “0.15%” where it appears therein.

(f)                     The definition of “Overnight Bank Funding Rate” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrator for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrator at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than 0.15%, then such rate shall be deemed to be 0.15%. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.

(g)                     The definition of “Purchase Limit” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

“Purchase Limit” means (i) at any time on or after October 23, 2020 and prior to but excluding May 1, 2021, $150,000,000 and (ii) at any time on and after May 1, 2021, $75,000,000, in each case, as such amount may be subsequently reduced pursuant to Section 1.1(b) of the Agreement; provided, that any such reduction of the Purchase Limit then in effect pursuant to clauses (i) or (ii) above, as applicable, shall automatically and permanently reduce the amount of the Purchase Limit set forth in such other clauses above in the same proportion as the percentage of the reduction of the Purchase Limit then in effect. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital.

SECTION 3.    Certain Representations, Warranties and Covenants. Each of the Seller, UGI and the Servicer, as to itself, hereby represents and warrants that:

(a)    the representations and warranties of such Person contained in Exhibit III to the Agreement (as amended hereby) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

(b)    the execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement (as amended hereby) are within its organizational powers and have been duly authorized by all necessary organizational action on its part, and this Amendment and the Agreement (as amended hereby) are its valid and legally binding obligations, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally; and

(c)    no Termination Event or Unmatured Termination Event has occurred, is continuing, or would occur as a result of this Amendment.

SECTION 4.    Effectiveness. This Amendment shall become effective as of the date hereof provided that the Administrator shall have received:

(a)    counterparts to this Amendment executed by each of the parties hereto; and

(b)    counterparts to the Fee Letter executed by each of the parties thereto and confirmation that the “Renewal Fee” owing thereunder has been paid in full.

SECTION 5.    References to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby.

SECTION 6.    Effect on the Agreement. Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

SECTION 7.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

SECTION 8.    Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 9.    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10.    Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

SECTION 11.    Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 12.    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

ENERGY SERVICES FUNDING CORPORATION

By:	/s/ Megan Mattern
Name:	Megan Mattern
Title:	Assistant Treasurer

UGI ENERGY SERVICES, LLC

By:	/s/ Megan Mattern
Name:	Megan Mattern
Title:	Vice President and Chief Financial Officer

S-1

PNC BANK, NATIONAL ASSOCIATION,
as Issuer and Administrator

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

S-2